MATSON


Contact:

A&B:  John Kelley, vice president, investor relations
(808) 525-8422
Matson:  Jeff Hull, manager, public relations
(510) 628-4534

Matson Plans New Guam, China Services for 2006
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Purchase of Two New U.S.-built Containerships Announced

OAKLAND, CA - February 24, 2005 -- Matson Navigation Company, Inc. (Matson), the ocean transportation subsidiary of Alexander & Baldwin, Inc. (NASDAQ:ALEX), announced today that it intends to invest $365 million in vessel, container and terminal assets to launch a new Guam and China service beginning in February 2006 when its present ten-year alliance agreement expires with APL. As a key element of that plan, the company has entered into cash on delivery purchase contracts for two new U.S.-built containerships with Kvaerner Philadelphia Shipyard, Inc. (KPSI).

The vessels to be acquired will be similar in capacity, speed and operating efficiency to Matson's MV Manukai and MV Maunawili, both built by the same yard and placed in service in 2003 and 2004, respectively. The two new ships are expected to be delivered and placed in service by July 2005 and June 2006 at an estimated combined cost of $315 million. Matson has the option to time charter these vessels in lieu of purchasing. It also will have a right-of-first-refusal with KPSI for up to four other containerships of similar design that are deliverable by the Philadelphia yard before June 2010.

By mid-2006, both new ships will be deployed in an integrated weekly West Coast-Hawaii-Guam-China service together with three of Matson's most efficient diesel-powered containerships. The planned routing will include port calls at Long Beach, Honolulu, Guam and two ports in China.

"Matson's highest priority for the past two years has been the development of a viable replacement service for Guam," said James Andrasick, Matson president and CEO. "We also have a continuing interest in expanding our reach into new markets, and at the same time strengthening our service reliability to our home state of Hawaii. This further investment in new U.S.-built containerships satisfies all of those objectives. Matson has been proudly serving the Pacific since 1882, and this new service underscores that commitment, particularly with regard to Hawaii."

Andrasick added: "These new ships, coupled with our other two new KPSI vessels, will ensure that Matson continues to provide Hawaii with efficient, dependable ocean transportation services for decades to come. The investment marks a significant milestone in achieving our fleet replacement objectives. With their more fuel-efficient diesel engines, state-of-the art shipboard technology and a number of "green" environmentally friendly design elements, these four new ships will provide Hawaii with a strong, modern, reliable lifeline to the U.S. Mainland. As Hawaii's leading ocean carrier, Matson is acutely aware of the vital role ocean transportation has in supporting the Islands' economic activities and recognizes the importance these investments will have in supporting Hawaii's future growth."

Matson has been modernizing its fleet in recent years, retiring older steam-powered ships to improve fuel and operating efficiencies. With the addition of the two newest vessels, the average age of Matson's active containership fleet will be a relatively young 14 years.

"Matson is very satisfied with the performance of the first two KPSI-built vessels that are now part of the company's Hawaii service," added Andrasick. "We are confident that these additional two KPSI ships will further enhance the overall quality and operating efficiencies of the Matson fleet."

Matson provides ocean transportation, intermodal and logistics services in U.S. domestic markets. Matson is a wholly owned subsidiary of Alexander & Baldwin, Inc. of Honolulu (NASDAQ: ALEX).

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, failure or delay in acquiring the subject vessels, the cost and availability of resources needed to start a replacement service, and the pace and uncertainty in developing new shipping markets. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.
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